Exhibit 5.1

[Hill Ward Henderson Letterhead]

November 21, 2016

Board of Directors

Nuo Therapeutics, Inc.

207A Perry Parkway, Suite 1

Gaithersburg, MD 20877

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

In our capacity as counsel to Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with the registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the resale of 7,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company. The Shares have been included in the Registration Statement for the account of the persons identified therein as the selling stockholders (the “Selling Stockholders”).

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 5, 2016 (the “Charter”), (ii) the Company’s Amended and Restated By-Laws, adopted as of May 5, 2016 (the “By-Laws”), (iii) the Registration Statement, (iv) the Order Granting Final Approval of Disclosure Statement and Confirming Debtor’s Plan of Reorganization entered on April 25, 2016 (the “Order”) by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the proceeding for reorganization under Chapter 11 of the Federal Bankruptcy Code (11 U.S.C. § 101, et seq.) (Case No. 16-10192 (MFW)), (v) the Company’s Modified First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as confirmed by the Order (the “Plan”), and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals, and the originals of all documents submitted to us as copies, are authentic, (iii) all documents submitted to us as copies conform with the originals of those documents, (iv) all documents submitted to us are complete, (v) the Charter, the By-Laws, and the Plan are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (vi) the Order was duly entered, is not subject to any request for rehearing, has not been appealed or stayed, and is in full force and effect, (viii) the representations of officers and employees given to us in connection with this opinion are correct as to questions of fact, and (viii) each Selling Stockholder has made payment of the full consideration due from such Selling Stockholder for the Shares acquired by such Selling Stockholder. In making the aforesaid examinations, we have assumed that each party that has executed a document reviewed by us has the legal capacity to execute and deliver such document.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

This opinion is limited to the Act and the Delaware General Corporation Law (8 Del. C. § 101, et seq.) (the “DGCL”), and we have not considered and express no opinion on any other laws, rules or regulations. Our opinions are rendered only with respect to the Act and the DGCL in effect as of the date hereof.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts or other developments, whether existing before or first arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hill, Ward & Henderson, P.A.

HILL, WARD & HENDERSON, P.A.